Exhibit 99.01

Resignation From the Board of Directors

January 1, 2006

            As of the date first written above, I, Michael Pollack, hereby resign as a Member of the Board of Directors, and any Committees to which I have been appointed, of SoftNet Technology Corp. (the “Corporation”).

            As of the date hereof, I have no claims for compensation or reimbursement of expenses as against the Corporation.

Dated: _______________

                                                                                                           By: /s/ Michael Pollack
                                                                                                                     Michael Pollack